
 <ARTICLE> 7
<LEGEND>
This schedule contains summary financial information extracted from the American
Premier Underwriters, Inc. Quarterly Report on Form 10-Q for the three months ended March 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<DEBT-HELD-FOR-SALE>                         1,507,800
<DEBT-CARRYING-VALUE>                          324,600
<DEBT-MARKET-VALUE>                            326,000
<EQUITIES>                                      45,300<F1>
<MORTGAGE>                                           0
<REAL-ESTATE>                                    8,400
<TOTAL-INVEST>                               1,922,800<F2>
<CASH>                                          67,700
<RECOVER-REINSURE>                               7,600
<DEFERRED-ACQUISITION>                          88,700
<TOTAL-ASSETS>                               3,917,300
<POLICY-LOSSES>                              1,165,400
<UNEARNED-PREMIUMS>                            428,000
<POLICY-OTHER>                                       0
<POLICY-HOLDER-FUNDS>                           42,600
<NOTES-PAYABLE>                                305,200
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        47,000
<OTHER-SE>                                   1,525,800
<TOTAL-LIABILITY-AND-EQUITY>                 3,917,300
<PREMIUMS>                                     339,800
<INVESTMENT-INCOME>                             53,800
<INVESTMENT-GAINS>                               4,800
<OTHER-INCOME>                                  58,100<F3>
<BENEFITS>                                     262,000
<UNDERWRITING-AMORTIZATION>                          0
<UNDERWRITING-OTHER>                            78,600
<INCOME-PRETAX>                                 95,500<F4>
<INCOME-TAX>                                  (37,900)
<INCOME-CONTINUING>                             57,600
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                (1,900)
<CHANGES>                                            0
<NET-INCOME>                                    55,700
<EPS-PRIMARY>                                        0<F5>
<EPS-DILUTED>                                        0<F5>
<RESERVE-OPEN>                               1,195,000
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                                      0
<CUMULATIVE-DEFICIENCY>                              0

<F1>Includes an investment in investee of $42.0 million.
<F2>Includes loans receivable of $32.7 million and other investments of $4.0 million.
<F3>Includes equity in net earnings of investee of $1.2 million, gain on sale of subsidiary of $53.0 million and other income of $3.9 million.
<F4>Includes policyholder dividends of $.9 million, interest charges on borrowed money of $9.8 million and other operating and general expenses of $9.7 million.
<F5>Not applicable since all common shares are owned by American Financial Group,
Inc.


